EXHIBIT 4.4




--------------------------------------------------------------------------------


                  AGREEMENT, DATED AS OF SEPTEMBER 22, 2000,

                                     among

                                CONSECO, INC.,
                                 as Guarantor,

                       THE OTHER FINANCIAL INSTITUTIONS
                                 PARTY HERETO,
                                as Bank Lenders

                                      and

                            BANK OF AMERICA, N.A.,
                           as Administrative Agent,

                                  RELATING TO

                         1997 DIRECTOR & OFFICER LOAN
                               CREDIT AGREEMENT


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

                                                                                               Page
                                                                                               ----
SECTION 1.    DEFINITIONS.....................................................................    2
              SECTION  1.1  Certain Defined Terms.............................................    2
              SECTION  1.2  Additional Definitions............................................    6

SECTION 2.    Commitment for New Loans........................................................    6

SECTION 3.    No Default Acknowledgment.......................................................    8

SECTION 4.    Fees............................................................................    8

SECTION 5.    Cash Collateral Deposits........................................................    9

SECTION 6.    Covenants.......................................................................   10

SECTION 7.    Events of Default...............................................................   11

SECTION 8.    Conditions Precedent to Effectiveness of this Agreement.........................   11

SECTION 9.    Termination Events..............................................................   12

SECTION 10.   Effect of Termination...........................................................   14

SECTION 11.   The Agent.......................................................................   15

SECTION 12.   Representations and Warranties..................................................   15

SECTION 13.   MISCELLANEOUS...................................................................   16
              SECTION  13.1  Waivers and Amendments...........................................   16
              SECTION  13.2  Notices..........................................................   16
              SECTION  13.3  Indemnity........................................................   17
              SECTION  13.4  No Third Party Beneficiaries.....................................   17
              SECTION  13.5  Waivers..........................................................   17
              SECTION  13.6  No Forbearance/Remedies Cumulative...............................   18
              SECTION  13.7  Entire Understanding.............................................   18
              SECTION  13.8  Expenses.........................................................   18
              SECTION  13.9  Effect of Agreement on Existing Credit Agreement.................   18
              SECTION  13.10  GOVERNING LAW...................................................   19
              SECTION  13.11  Counterparts....................................................   19

              SECTION  13.12  SUBMISSION TO JURISDICTION;
                              WAIVER OF VENUE..................................    20
              SECTION  13.13  Successors and Assigns...........................    20
              SECTION  13.14  Interpretation...................................    21
              SECTION  13.15  WAIVER OF JURY TRIAL.............................    21

SCHEDULE I    SUMMARY OF TERMS AND CONDITIONS FOR NEW LOANS

SCHEDULE II   APPENDIX

SCHEDULE III  PLAN OUTLINE

EXHIBIT A     FORM OF CIHC GUARANTY

EXHIBIT B     FORM OF D&O CASH COLLATERAL AGREEMENT

EXHIBIT C     FORM OF NEW CONSECO GUARANTY

EXHIBIT D     FORM OF NEW CIHC GUARANTY

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is entered into as of September 22, 2000,
                           ---------
among Conseco, Inc. (the "Guarantor"), the several financial institutions party
                          ---------
to this Agreement (herein, together with any eligible assignees thereof, collectively called the "Banks" and each individually, a "Bank"), and BANK OF
                         -----                            ----
AMERICA, NATIONAL ASSOCIATION ("BofA"), as administrative agent for the Banks
                                ----
(herein in such capacity, together with any successors thereto in such capacity, called the "Administrative Agent").
            --------------------

                                   Recitals

     WHEREAS, certain individuals (herein, collectively called the "Borrowers"
                                                                    ---------
and each individually, a "Borrower"), the Banks, and the Administrative Agent
                          --------
are parties to that certain Credit Agreement, dated as of May 13, 1996 (the "Original Credit Agreement"), which has been amended and restated pursuant to
 -------------------------
that certain Amended and Restated Credit Agreement, dated as of August 26, 1997 (as amended or modified through the date hereof, the "Existing Credit
                                                      ---------------
Agreement"), whereby the Banks made loans to the Borrowers, on the terms and
---------
subject to the conditions set forth therein;

     WHEREAS, as a condition to the Administrative Agent and the Banks entering into the Original Credit Agreement, Guarantor was required to and did execute and deliver its Guaranty, dated as of May 13, 1996 (the "Original Guaranty"),
                                                         -----------------
and as a condition to the Administrative Agent and the Banks entering into the Existing Credit Agreement, Guarantor was required to and did execute and deliver its Amended and Restated Guaranty dated as of August 26, 1997 (the "Existing
                                                                    --------
Guaranty");
--------

     WHEREAS, consistent with the provisions of the Original Credit Agreement and the Existing Credit Agreement, the proceeds of such loans were used by the Borrowers solely to purchase common stock, no par value per share, and PRIDES (as such term is defined in the Existing Guaranty) of Guarantor;

     WHEREAS, in connection with a proposed program contemplated by the Guarantor, the Guarantor has requested that the Administrative Agent and the Banks agree to commit to extend loans to any Borrower to refinance the Loans, with such loans to have a stated maturity of December 31, 2003;

     WHEREAS, the Guarantor has requested that the Administrative Agent and the Banks, pending implementation of such program and making of such loans, acknowledge certain matters as to the Existing Guaranty;

     WHEREAS, the Administrative Agent and the Banks are willing, but only on the terms and conditions set forth herein, to agree to the aforementioned requests of the Guarantor;

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.

     SECTION 1.1    Certain Defined Terms. Capitalized terms used and not
                    ---------------------
otherwise defined in this Agreement shall have the meanings assigned thereto in the Existing Credit Agreement. The following terms shall have the following meanings:

     "Acknowledgment Fee" shall have the meaning set forth in Section 4(a)
      ------------------
hereof.

     "Administrative Agent" shall have the meaning set forth in the preamble
      --------------------
hereto.

     "Aggregate $25 Benchmark for Director Borrowers" shall mean the amount
      ----------------------------------------------
arrived at after making the following calculation: first, taking the average
                                                   -----
price of the stock purchased by or on behalf of the Director Borrowers with loans under the D&O Facilities; second, subtracting from that per share average
                                ------
the amount of $25; third, multiplying the resulting difference by the aggregate
                   -----
number of shares purchased by or on behalf of the Director Borrowers with the loans under the Specified D&O Facilities.

     "Aggregate $25 Benchmark Deficiency for Director Borrowers" shall mean, the
      ---------------------------------------------------------
amount, if a positive number, that is the difference between (a) the Aggregate $25 Benchmark for Director Borrowers and (b) the sum of (i) the amount of the Initial Cash Collateral Deposit, (ii) the aggregate amount actually paid on the principal amount of such loans by the Director Borrowers prior to December 15, 2000, and (iii) the aggregate amount of any Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof)).

     "Aggregate $25 Benchmark Surplus for Director Borrowers" shall mean on any
      ------------------------------------------------------
calculation date the amount, if a positive number, that the sum of (i) the amount of the Initial Cash Collateral Deposit (to the extent that it has not been withdrawn as permitted pursuant to Section 5(c) hereof), (ii) the aggregate amount actually paid on the principal amount of such loans by the Director Borrowers prior to the date of the calculation, and (iii) the aggregate amount of any other Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof) and the December, 2000 Cash Collateral Deposit), as of the date of the calculation, exceeds the Aggregate $25 Benchmark for Director Borrowers.

     "Agreement" shall have the meaning set forth in the preamble hereto.
      ---------

     "Agreement Fee" shall have the meaning set forth in Section 4(a) hereof.
      -------------

     "Appendix" means the Appendix attached as Schedule II to this Agreement,
      --------
which is hereby incorporated by reference, as from time to time amended with the consent of the Required Banks.

     "Bank" shall have the meaning set forth in the preamble hereto.
      ----

     "BofA" shall have the meaning set forth in the preamble hereto.
      ----

     "Borrower" shall have the meaning set forth in the first Recital.
      --------

     "Borrower Paydowns" shall mean any payments by any Borrower in immediately
      -----------------
available funds in permanent reduction of the principal amount of such Borrower's loans under the Specified D&O Facilities (or any refinancing facilities provided by the relevant banks of the type described in Section 2 hereof and in Schedule I hereof).

     "Cash Collateral Deposits" shall have the meaning set forth in Section 5(d)
      ------------------------
hereof.

     "Cash Collateral Pledgor" shall mean one or more entities, which, from time
      -----------------------
to time, pledge Cash Collateral Deposits pursuant to Section 5 hereof.

     "CIHC" shall mean CIHC, Incorporated, a Delaware corporation, which is a
      ----
direct wholly-owned subsidiary of Guarantor.

     "CIHC Guaranty" shall have the meaning set forth in Section 1.01 of the
      -------------
Appendix, including, without limitation, with respect to the termination thereof, and shall be substantially in the form of Exhibit A hereto.

     "Commitment" shall have the meaning specified in Section 2(a) hereof.
      ----------

     "Commitment Fee" shall have the meaning set forth in Section 4(a) hereof.
      --------------

     "Commitment Expiration Date" shall mean as to any Borrower, October 31,
      --------------------------
2000 (or such later date as to which the Administrative Agent agrees in writing but not beyond December 15, 2000).

     "Compliance Certificate" shall have the meaning set forth in Section 1.01
      ----------------------
of the Appendix.

     "C-T Borrowers" shall mean the Borrowers, if any, who were employed by the
      -------------
Guarantor or any of its Subsidiaries on the Effective Date and have left the employment of the Guarantor or any Subsidiary as a result of termination by such employer for any reason whatsoever since the Effective Date.

     "C-T Borrowers Cash Collateral Deposit" shall have the meaning set forth in
      -------------------------------------
Section 5(a) hereof.

     "D&O Cash Collateral Agreement" shall mean one or more cash collateral
      -----------------------------
agreements substantially in the form of Exhibit B hereto.

     "D&O Collateral Agent" shall mean BofA (or its successors) as collateral
      --------------------
agent under the D&O Cash Collateral Agreement.

     "D&O Facilities" shall have the meaning set forth in Section 1.01 of the
      --------------
Appendix.

     "December, 2000 Cash Collateral Deposit" shall mean the cash collateral
      --------------------------------------
deposit required to be made on or before December 15, 2000 pursuant to Section 5(a) hereof.

     "Director Borrower Paydown" shall mean any payments by any Director
      -------------------------
Borrower in immediately available funds in permanent reduction of the principal amount of such Borrower's loans under the Specified D&O Facilities (or any refinancing facilities provided by the relevant banks of the type described as "New Loans" under Section 2 hereof and in Schedule I hereof).

     "Director Borrowers" shall mean collectively Stephen C. Hilbert, Rollin M.
      ------------------
Dick, David R. Decatur, Donald F. Gongaware, James D. Massey, Dennis E. Murray, Sr., and John M. Mutz.

     "Effective Date" shall mean the date on or before September 22, 2000 on
      --------------
which the conditions to the effectiveness of this Agreement set forth in Section 8 hereof shall have been satisfied or waived in their sole and absolute discretion by the Administrative Agent and the Banks.

     "Existing Credit Agreement" shall have the meaning set forth in the first
      -------------------------
Recital.

     "Existing Guaranty" shall have the meaning set forth in the second Recital.
      -----------------

     "Fees" shall have the meaning set forth in Section 4(a) hereof.
      ----

     "Guarantor" shall have the meaning set forth in the preamble hereto.
      ---------

     "Guarantor Interest Loans" shall mean any loans made by Guarantor or any of
      ------------------------
its Subsidiaries to any borrower under any of the D&O Facilities for the payment of such borrower's interest obligations under any of the D&O Facilities.

     "Guaranty Reaffirmation" shall be a writing in form and substance
      ----------------------
satisfactory to the Administrative Agent to be delivered by the Guarantor pursuant to which the Guarantor will (a) confirm that it has requested the Administrative Agent and the Banks to enter into this Agreement, (b) acknowledge that the Administrative Agent and the Banks would not enter into this Agreement in the absence of the Guarantor's reaffirmation of the Existing Guaranty and that the Administrative Agent and the Banks are thus relying upon such reaffirmation, and (c) reaffirm the Existing Guaranty in each and every respect, including, without limitation, the validity of any and all of its obligations under the Existing Guaranty (including, without limitation, regardless of any past, present, or future exercise or non-exercise by the Administrative Agent of any right, power and/or remedy against any Borrower (and/or his or her property), any Cash Collateral Deposits, or CIHC (and/or its property)).

     "Initial Cash Collateral Deposit" shall mean the $50,000,000 Cash
      -------------------------------
Collateral Deposit required to be made on the Effective Date pursuant to Section 5(a) hereof.

     "New CIHC Guaranty" shall mean the guaranty to be executed and delivered by
      -----------------
CIHC in connection with any New Loans, substantially in the form of Exhibit D hereto.

     "New Conseco Guaranty" shall mean the guaranty to be executed and delivered
      --------------------
by Conseco with any New Loans, substantially in the form of Exhibit C hereto.

     "New Loan Documents" shall mean the credit agreement, promissory notes,
      ------------------
instruments, guarantees (including, without limitation, the New Conseco Guaranty and the New CIHC Guaranty), borrower pledge agreements, releases, and other documents providing for loans to refinance a Borrowers' Loans upon the terms and conditions generally described in Schedule I hereto; it being understood that the Administrative Agent shall hereby be granted by each of the Banks a power of attorney to execute such documents on behalf of the Banks in its discretion.

     "New Loans" shall have the meaning set forth in Section 2(a) hereof.
      ---------

     "No Default Acknowledgment" shall have the meaning set forth in Section 3
      -------------------------
hereof.

     "Non-Refinanced Loan" shall mean any Loan with respect to which the
      -------------------
pertinent Borrower has not executed and delivered New Loan Documents in accordance with the provisions of this Agreement (including, without limitation, the satisfaction of the conditions set forth in Section 2(c) hereof).

     "$1.5 Billion Facility" shall have the meaning as set forth in Section 1.01
      ---------------------
of the Appendix.

     "Original Credit Agreement" shall have the meaning set forth in the first
      -------------------------
Recital.

     "Original Guaranty" shall have the meaning set forth in the second Recital.
      -----------------

     "Plan" means a plan to be made available to certain Borrowers, which, among
      ----
other things, is to be designed by Guarantor to assist such Borrowers to reduce the principal amounts of the Loans and the loans under the 1998 D&O Loan Facility to achieve the $25 Benchmark.

     "Specified D&O Facilities" shall have the meaning assigned thereto set
      ------------------------
forth in Section 1.01 of the Appendix.

     "Subsidiaries" shall have the meaning as assigned thereto in Section 1.01
      ------------
of the Appendix

     "Stated Termination Date" shall mean December 31, 2003.
      -----------------------

     "Termination Event" shall have the meaning set forth in Section 9 hereof.
      -----------------

     "1998 D&O Loan Facility" shall mean that certain Credit Agreement, dated as
      ----------------------
of August 21, 1998, among the individuals listed on the signature pages thereto, as borrowers, the other financial institutions party thereto, and BofA, as Administrative Agent.

     "$25 Benchmark" shall mean, for all of the loans of the relevant Borrower
      -------------
or Borrowers under the Specified D&O Facilities, an average loan balance equal to $25 per share for all of the stock purchased by or on behalf of the relevant Borrower or Borrowers, as the case may be.

     "$25 Benchmark Deficiency" shall mean the amount, if a positive number,
      ------------------------
arrived at after making the following calculation: first, taking the average
                                                   -----
price of the stock purchased by or on behalf of the C-T Borrowers with loans under the Specified D&O Facilities; second, subtracting from that per share
                                    ------
average the amount of $25; third, multiplying the resulting difference by the
                           -----
aggregate number of shares purchased by or on behalf of such Borrowers with such loans; and finally, subtracting from that total the sum of (x) the aggregate
           -------
amount of principal of such loans actually paid on or before the date of the calculation at issue, (y) the aggregate amount of Cash Collateral Deposits pledged indirectly with respect to such loans (including, without limitation, by the Guarantor with respect to its guaranty obligations pursuant to Article II of the Appendix (as incorporated herein pursuant to Section 5(b) hereof) and other amounts previously pledged to secure obligations relating to the C-T Borrowers) as of the date of the calculation at issue, and (z) the Aggregate $25 Benchmark Surplus for Director Borrowers, if any, then available for allocation to the Borrower's Loans for the purposes of determining whether the Guarantor is obligated to cause additional Cash Collateral Deposits to be pledged pursuant to
Section 5(a) hereof.

     SECTION 1.2    Additional Definitions. The definitions set forth in Section
                    ----------------------
1.01 of the Appendix are hereby incorporated by reference and shall be applicable to the provisions incorporated by reference pursuant to Sections 5(b), 6(a) and 7 hereof.

     SECTION 2.  Commitment for New Loans.
                 ------------------------

          (1)    Commitment.  Subject to the conditions set forth in Section
                 ----------
     2(c) hereof, the Banks and the Administrative Agent hereby commit (the "Commitment") to enter into New Loan Documents with any Borrower who has
      ----------
     accepted in writing (and otherwise satisfied the conditions of) the Plan for the making of loans to refinance such Borrower's

     Loans (the "New Loans") consistent with the terms and conditions generally
                 ---------
     described on Schedule I hereto, including providing for a stated maturity date of December 31, 2003.

          (2)  Commitment Expiration. Should this Agreement become effective
               ---------------------
     pursuant to the provisions of Section 8 hereof, the Commitment shall expire as to any Borrower on or before the Commitment Expiration Date, without any other action being required of the Administrative Agent or any of the Banks, if any of the following shall have occurred and be continuing:

               (1) The Borrower shall not have accepted the terms of the Commitment on the terms and conditions set forth on Schedule I hereto and in Section 2(c) hereof and shall have failed to have executed and delivered the New Loan Documents to which he or she is a party on or before Commitment Expiration Date;

               (2) On or before the Commitment Expiration Date, (a) the Guarantor shall have failed to execute and deliver the New Conseco Guaranty, or (b) CIHC shall have failed to execute and deliver the New CIHC Guaranty, or

               (3)  Any Termination Event shall have occurred and be continuing.

          (3)  Commitment Conditions. The Commitment as to any Borrower is
               ---------------------
conditioned upon the satisfaction of the following conditions:

               (1)  This Agreement shall have become effective pursuant to
          Section 8 hereof;

               (2) The Borrower shall have executed and delivered to the Administrative Agent the New Loan Documents to which he or she is a party in form and substance satisfactory to the Banks on or before the applicable Commitment Expiration Date;

               (3) The Guarantor shall have executed and delivered the New Conseco Guaranty on or before the applicable Commitment Expiration Date;

               (4) The CIHC shall have executed and delivered the New CIHC Guaranty on or before the applicable Commitment Expiration Date;

               (5) To the extent not generally described on Schedule I hereto, the other conditions set forth in the New Loan Documents shall be similar to the conditions, including as to the satisfaction of any regulatory requirements, under the Existing Credit Agreement, and all of such conditions shall have been satisfied on or before the applicable Commitment Expiration Date;

               (6) The absence of the occurrence and continuation of any Termination Event; and

               (7) The Guarantor shall have certified in writing that the applicable Borrower has accepted the Plan and has satisfied the conditions to the Plan governing such Borrower's participation in the Plan.

          (4)  Commitment Expiration/Termination Notice. The Administrative
               ----------------------------------------
     Agent shall undertake to provide the Guarantor with written notice of either the expiration of the Commitment with respect to any Borrower or the refusal of any of the Administrative Agent and the Banks to enter into the New Loan Documents with any Borrower for the reasons set forth in Section 2(b) or 2(c) hereof; provided, however, that the Administrative Agent's
                          --------  -------
     failure to provide such notice shall not affect in any manner the right of any of the Administrative Agent and the Banks to refuse to close under such circumstances.

     SECTION  3. No Default Acknowledgment. Subject to the conditions set forth
                 -------------------------
in Sections 8 and 9 hereof, the Administrative Agent and the Banks hereby acknowledge (the "No Default Acknowledgment") that the Guarantor will not be in
                  -------------------------
default of the Existing Guaranty (and CIHC will not be in default of the CIHC Guaranty) if the Guarantor (or CIHC, as the case may be) does not honor, on or before the Stated Termination Date, its stated obligations under such guaranty (including, without limitation, the obligation of the Guarantor to post cash collateral under Section 6.2 of the Existing Guaranty) to pay the principal portion of any Loans solely as the result of the failure on or before the Stated Termination Date of any Borrower to pay the principal amount of any Loans in full prior to such date (irrespective of whether any Borrower is obligated to pay such principal amount prior to such date as a result of the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise). To the extent not deemed withdrawn as the result of the occurrence of any Termination Event prior to such date, such acknowledgment shall be deemed withdrawn (the same as if it had never been made) on the Stated Termination Date. As provided in Section 13.1 hereof, any extension or waiver of the Stated Termination Date shall require the affirmative votes of the Administrative Agent and each Bank.

     SECTION  4. Fees.
                 ----

          (1) The Guarantor hereby agrees that, upon the effectiveness of this Agreement pursuant to the provisions of Section 8 hereof, the Guarantor shall be obligated to pay, and shall pay, to the Administrative Agent, for the pro rata benefit of the Banks, the following fees (the "Fees"): (i) on
                                                                 ----
     the Effective Date, an agreement fee (the "Agreement Fee") in immediately
                                                -------------
     available funds equal to one percent (1%) of the principal amount of the Loans outstanding on such date, (ii) from and after the Effective Date and to the Commitment Expiration Date, a continuing per annum fee equal to 1.625% of the Loans then outstanding, payable quarterly in the amount of .40625% of the average amount of the Loans outstanding during such quarter (the "Commitment Fee") and (iii) from and after the Commitment Expiration Date
      --------------
     until the payment in full of the guaranteed obligations related to any Non-Refinanced Loans, a continuing per annum fee equal to 1.625% of the Non-Refinanced Loans then outstanding, payable quarterly in the amount of .40625% of the average amount of the Loans outstanding during such quarter, as a continuing fee for the No Default Acknowledgment (the "Acknowledgment
                                                                 --------------
     Fee").
     ---

          (2) The Commitment Fee and the Acknowledgment Fee shall be payable, in arrears, quarterly on the last Business Day of each calendar quarter, with payment commencing on September 30, 2000.

          (3) The Guarantor's obligation to pay each of the Fees shall be irrevocable, unconditional, and absolute and, consistent therewith (and with Section 10 hereof), shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions.

     SECTION  5.  Cash Collateral Deposits.
                  ------------------------

          (1)  Deposits for Borrower Obligations. The Guarantor hereby agrees
               ---------------------------------
     that it shall pledge, or cause one or more of its Subsidiaries to pledge, to secure the Guarantor's obligations under its guarantees of Specified D&O Facilities, cash in an amount and on the dates set forth herein, by depositing or causing to be deposited with the D&O Collateral Agent (to be held and applied pursuant to the provisions of the D&O Cash Collateral Agreement) as follows: (i) on or before the Effective Date, the Initial Cash Collateral Deposit, (ii) on or before December 15, 2000, an amount equal to the Aggregate $25 Benchmark Deficiency for the Director Borrowers,
     (iii) commencing with the delivery of each Compliance Certificate pursuant to Section 3.02 (a) of the Appendix (incorporated herein pursuant to
     Section 6(a) hereof) relating to the year period ending December 31, 2000, an amount equal to the $25 Benchmark Deficiency for all C-T Borrowers terminated through the end of the period covered by each such Compliance Certificate (each, a "C-T Borrower Cash Collateral Deposit"); provided,
                           ------------------------------------    --------
     however, the Guarantor may elect to make that portion of the C-T Borrower
     -------
     Cash Collateral Deposit, up to a maximum aggregate of $15,000,000, relating to C-T Borrowers terminated during the period from the Effective Date to and through October 31, 2000, as follows: (A) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2000, (B) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2001, and (C) one-third (but in no event more than $5,000,000) on the date of the required delivery of the Compliance Certificate relating to the year ending December 31, 2002; provided, further, however, that,
                                           --------  -------  -------
     consistent with, but not in limitation of, the foregoing, on the date of the required delivery of the Compliance Certificate for the year ending December 31, 2000, the Guarantor shall deposit or cause to be deposited the sum of (x) the difference, if a positive number, between: (i) that portion of the C-T Borrower Cash Collateral Deposit relating to all C-T Borrowers terminated during the period from the Effective Date to and through October 31, 2000 and (ii) $15,000,000 and (y) that portion of the C-T Cash Collateral Deposit relating to the employees terminated during the period from November 1, 2000 to and through December, 31, 2000.

          (2)  Waterfall Deposits. The Guarantor hereby acknowledges that the
               ------------------
     Cash Collateral Deposits obligations set forth in subsection (a) of this
     Section 5 are in addition to its obligations under Article II of the Appendix, which are hereby incorporated by this reference.

          (3)  Right to Withdraw All or Portion of Initial Cash Collateral
               -----------------------------------------------------------
     Deposit. After the Guarantor has made or caused to be made the December,
     -------
     2000 Cash Collateral Deposit, the Guarantor shall be entitled, within two Business Days after any Director Borrower Paydown (but only with respect to a Director Borrower Paydown and not with respect to any other Borrower Paydown), to receive a distribution from the Collateral Agent from the Cash Collateral Deposits, on a dollar-for-dollar basis and up to the aggregate amount that is equal to and not in excess of the Initial Cash Collateral Deposit, of immediately available funds in an amount not to exceed the amount of the Cash Collateral Deposits allocated to the Borrower's Loan(s) under the Specified D&O Facility against which such Director Borrower Paydown is to be applied; provided, however, that any amount permitted to
                               --------  -------
     be so withdrawn shall be paid directly to the administrative agent under the $1.5 Billion Facility for application against the Guarantor's principal obligations thereunder in the inverse order of maturity.

          (4)  General. All Cash Collateral Deposits deposited pursuant to this
               -------
     Section 5 (including its incorporation of Article II of the Appendix) (collectively, the "Cash Collateral Deposits") shall be deposited in
                         ------------------------
     immediately available funds with the D&O Collateral Agent (to be held and applied pursuant to the provisions of the D&O Cash Collateral Agreement). The Guarantor's obligation to make or cause to be made the Cash Collateral
     Deposits: (i) shall be irrevocable, unconditional, and absolute, (ii) shall create a continuing security interest in the Cash Collateral Deposits until payment in full of all of the secured obligations and shall not be subject to any right of withdrawal by the Guarantor except solely as provided in subsection (c) of this Section 5, (iii) shall apply to the Guarantor's obligations under the Specified D&O Facilities (irrespective as to whether the underlying D&O Facilities have been refinanced by new loans made by the pertinent bank group of the type described in Section 2 hereof (unless such new loans have been subsequently paid in full)), (iv) shall include, without limitation, the obligation to execute and deliver or cause to be executed and delivered each pertinent D&O Cash Collateral Agreement (and any agreements to be executed in connection therewith such as account agreements), and (v) consistent with the foregoing (and with Section 10 hereof) shall not terminate in the event that this Agreement shall otherwise be terminated pursuant to its provisions.

     SECTION  6.  Covenants.
                  ---------

          (1) The affirmative and negative covenants set forth in Article III and IV, respectively, of the Appendix are hereby incorporated by this reference.

          (2) In addition to its other covenants hereunder, the Guarantor hereby agrees: (i) to provide the Administrative Agent a copy of the Plan once finalized and, in any event, no later than December 31, 2000, (ii) to use the Guarantor's commercially reasonable (and otherwise lawful) best efforts to sign up Borrowers to the Plan and, as part thereof, to obtain Borrower Paydowns (including, without limitation, Director Borrower Paydowns), or commitments for pay downs, on the Loans, (iii) that, at the time of the delivery of any pertinent Compliance Certificate pursuant to
     Section 3.02(a) of the Appendix, to provide the Administrative Agent with a report listing the names of the C-T Borrowers who have been terminated during the preceding fiscal year, listing each such Borrower's last day of employment, and setting forth the calculation of the $25 Benchmark Deficiency, if any, for all such Borrowers whose employment has been terminated to and through the end of the fiscal year covered thereby, and
     (iv) in each Compliance Certificate delivered after the Effective Date and through the date of payment in full of the Loans or New Loans, to provide the Administrative Agent with a summary of any changes to the Plan to date, a statement of the effective date of any such changes, and, if there has been any changes thereto since the date of the delivery of the previous Compliance Certificate, a copy of the Plan as then constituted.

          (3) The Guarantor further agrees that the Plan shall require that each borrower under any of the D&O Facilities shall pay the principal amount of the loans under the D&O Facilities (and any refinancing facilities provided by the relevant banks) prior to the payment of any Guarantor Interest Loans. The Guarantor further agrees that if the Guarantor or any of its Subsidiaries receives any payments from any Borrower relating to a Guarantor Interest Loan owing by such borrower at a time when such borrower owes principal under any D&O Facility, the Guarantor shall turnover and pay (or shall cause any such Subsidiary to turnover and pay) the appropriate amounts thereof to the administrative agents of the D&O Facilities (or any refinancing facilities provided by such banks of the type described in Section 2 hereof) specified by such borrower (or, in the absence of any such specification, ratably among (or between) the D&O Facilities in which such person is a borrower) within five business days of receipt thereof. The Guarantor hereby acknowledges that the modification of these aspects of the Plan would be materially adverse to the interests of the Administrative Agent and the Banks.

     SECTION  7.  Events of Default. The Events of Default set forth in Section
                  -----------------
5.01 of the Appendix are hereby incorporated by this reference.

     SECTION  8.  Conditions Precedent to Effectiveness of this Agreement. This
                  -------------------------------------------------------
Agreement shall become effective only upon the satisfaction of the following conditions on or before the Effective Date:

          (1) The Administrative Agent shall have received duly executed counterparts of this Agreement from the Guarantor and the Banks.

          (2) The Guarantor shall have paid the Agreement Fee to the Administrative Agent for the pro rata benefit of the Banks;

          (3) The Cash Collateral Pledgor (with respect to the Initial Cash Collateral Deposit), the D&O Collateral Agent, and the Administrative Agent for the 1998 D&O Loan Facility shall have fully executed and delivered the D&O Cash Collateral Agreement;

          (4) The Initial Cash Collateral Deposit shall have been deposited with the D&O Collateral Agent, and the D&O Collateral Agent shall have an exclusive, perfected, first priority security interest therein;

          (5) The Guarantor shall have delivered to the Administrative Agent the Guaranty Reaffirmation;

          (6) CIHC and Guarantor shall have delivered to the Administrative Agent the CIHC Guaranty;

          (7) The other Relevant Facilities (as such term is defined in the Appendix) shall have been amended in a form reasonably satisfactory to the Required Banks, and the other transactions contemplated as part of such amendments to be consummated at closing shall have been so consummated;

          (8) The Guarantor shall have paid all fees and expenses, including those payable pursuant to Section 13.8 hereof, required to be paid by it on such Effective Date;

          (9) Each of the Guarantor, CIHC and any Cash Collateral Pledgor shall have delivered to the Administrative Agent, for the benefit of itself and the Banks, such officer certificates, legal opinions, and other documents or instruments as shall be required by the Administrative Agent, including reasonable evidence of its authority to execute, deliver and perform its obligations under this Agreement, the Guaranty Reaffirmation, the CIHC Guaranty, and the D&O Cash Collateral Agreement (as the case may be) and, including opinions of the general counsel to the Guarantor, CIHC, and any Cash Collateral Pledgor and of Weil, Gotshal & Manges LLP acceptable (both in form and content and as to which counsel is delivering the particular opinion) to the Administrative Agent; and

          (10) The Administrative Agent shall have received such other documents, certificates or instruments as may be reasonably requested by the Administrative Agent and the Banks.

The Administrative Agent shall undertake to provide the Guarantor with written notice as to whether the foregoing conditions have been satisfied and this Agreement thus has become effective (or instead, whether this Agreement is null and void, all as if it had never existed); provided, however, that the
                                           --------  -------
Administrative Agent's failure to provide such notice shall not affect the determination as to whether such conditions have been satisfied and whether, concomitantly this Agreement has become effective.

     SECTION  9. Termination Events.  Should this Agreement become effective
                 ------------------
pursuant to the provisions of Section 8 hereof, the Administrative Agent, upon the affirmative votes of the Required Banks, may terminate any of the obligations or acknowledgments of the Administrative Agent and the Banks under this Agreement (including, without limitation, those with respect to the Commitment and the No Default Acknowledgment), if any of the following shall have occurred or otherwise shall be continuing (each, a "Termination Event)":
                                                         -----------------

          (1) The Guarantor shall have failed to have paid the Commitment Fee, the Acknowledgment Fee, or any amount owing by it pursuant to Section 6(c) hereof, within five days of the date it is due;

          (2) (i) A Cash Collateral Pledgor shall have failed timely to deposit with the D&O Cash Collateral Agent: (A) the December, 2000 Cash Collateral Deposit, (B) any C-T Borrower Cash Collateral Deposit, (C) any other amount required to be deposited pursuant to Section 5 hereof (including pursuant to its incorporation of the provisions of Article II of the Appendix), in each case within 5 days of the date it is due; or (ii) the Collateral Agent shall not have an exclusive, perfected first security interest in the Cash Collateral Deposits;

          (3) Any "Event of Default" under Section 5.01 of the Appendix (as incorporated herein pursuant to Section 7 hereof) shall occur and be continuing;

          (4) There shall have been entered any final judgment, or injunction, or other order by any court enjoining, prohibiting, discontinuing or otherwise impairing the validity or enforceability of this Agreement, the Existing Guaranty, the CIHC Guaranty, or any of the other documents contemplated by this Agreement, or any of the transactions contemplated by this Agreement;

          (5) The Plan, having substantially the same material terms as set forth on Schedule III hereto, shall not be in place on or before December 31, 2000, or, if in place on or before that date, subsequently shall have been modified in a manner materially adverse to the interests of the Administrative Agent and the Banks or rescinded by the Guarantor (or enjoined or prohibited by a final judgement entered by any court);

          (6) Any Event of Default with respect to the Guarantor shall occur and shall be continuing under the Existing Credit Agreement;

          (7) Any event of default under the Existing Guaranty shall occur and be continuing; it being acknowledged that (i) by its terms, the Existing Guaranty automatically incorporates the covenants set forth in the Appendix and, by execution and delivery of this Agreement, the Administrative Agent and the Banks accept such covenants and (ii) moreover, for the purposes of determining whether a Termination Event has occurred as a result of any events of default under the Existing Guaranty arising from the incorporation of the covenants from any other credit agreement, the covenants set forth in the Appendix shall control;

          (8) Any event of default under the CIHC Guaranty shall occur and be continuing;

          (9) The Guarantor shall otherwise be in default of any of its obligations hereunder and such default shall be continuing for a period of thirty (30) days after written notice by the Administrative Agent to the Guarantor.

Where the Administrative Agent, upon the affirmative votes of the Required Banks, shall have elected to terminate this Agreement upon the occurrence of any one or more of the foregoing events, the Administrative Agent shall undertake to provide the Guarantor with written notice of such termination; provided,
                                                               --------
however, that the Administrative Agent's failure to provide such notice shall
-------
not affect in any manner the effectiveness of such termination.

     SECTION  10. Effect of Termination. Where the Administrative Agent, upon
                  ---------------------
the affirmative votes of the Required Banks, shall have elected to terminate this Agreement upon the occurrence of one or more of the events set forth in
Section 9 hereof, all obligations of the Administrative Agent and any of the Banks hereunder shall terminate and the No Default Acknowledgment shall be deemed withdrawn (with the same effect as if it had never been extended), and this Agreement shall otherwise be terminated (except that the Guarantor shall remain liable for the payment of the Commitment Fee and the Acknowledgment Fee unless and until all outstanding Non-Refinanced Loans have been paid in full) without any liability on the part of (or any alteration of rights, powers or remedies belonging to) the Administrative Agent or any Bank, and consistent therewith, and in addition to being entitled to continue to collect such Fees from the Guarantor, each of the Administrative Agent and the Banks shall remain entitled, but not required, to exercise (in whatever manner, to whatever extent, at whatever time, and as often , seldom, or not at all as it may choose in its sole and absolute discretion) any and all (or any combination) of its rights, powers, and remedies against the Guarantor, CIHC, any other person or entity (including any Borrower), and/or any of the property of the Guarantor, CIHC, and/or any other person or entity (including, without limitation, any Cash Collateral Deposit) (and/or any combination of any such person or entity or property) under any guaranty (including, without limitation, the Existing Guaranty (including as reaffirmed pursuant to the Guaranty Reaffirmation), the CIHC Guaranty, any other agreement or document (including without limitation, the D&O Cash Collateral Agreement), and/or any New Loan Documents (including any required guarantees and/or reaffirmed guarantees relating thereto) entered into prior to such termination date, and/or applicable law, all as if this Agreement had never been executed and delivered by the parties hereto (including, without limitation, as if the No Default Acknowledgment had never been extended) (but as if any and all other agreements had been so executed and delivered by the pertinent parties thereto), and all without any requirement of providing prior notice with respect thereto. Consistent with, but not in limitation of, the foregoing, any exercise or non-exercise (as the case may be) by the Administrative Agent of any such rights, powers and/or remedies, including, without limitation, the complete failure to exercise any such rights, powers, and/or remedies (whether such failure occurs prior to or subsequent to any termination of this Agreement), against (i) any or all Borrowers (or any combination thereof) or any property of any thereof, (ii) the Guarantor or any of the Guarantor's property (including any Cash Collateral Deposits made by the Guarantor), (iii) any other Cash Collateral Deposits, or (iv) CIHC and/or CIHC's property, as the case may be, shall in no manner limit the ability of the Administrative Agent to exercise any such rights, powers, and/or remedies, whether under any agreement (including any guaranty or pledge agreement) and/or applicable law against any Borrower, the Guarantor (or its property, including any property pledged pursuant to D&O Cash Collateral Agreement), the Cash Collateral Deposits, and/or CIHC (or its property). Without limiting the generality of the foregoing, the provisions of Sections 4 - 13 hereof shall survive any such termination.

     SECTION  11. The Agent. The Banks acknowledge that the provisions of
                  ---------
Section 11 of the Existing Credit Agreement are applicable to this Agreement in every respect. Consistent with, but not in limitation thereof, each Bank hereby agrees that the provisions of Section 11 of the Existing Credit Agreement apply to the Agent's execution, delivery, performance and other participation in this Agreement and the transactions contemplated thereby, and the Agent shall have the full benefit thereof, all as if such Section 11 of the Existing Credit Agreement were set forth and restated herein.

     SECTION  12. Representations and Warranties. Guarantor hereby represents
                  ------------------------------
and warrants to each of the Administrative Agent and the Banks that:

          (1) Guarantor has full corporate power and authority to execute, deliver and perform this Agreement and each agreement executed in connection herewith and to consummate the transactions contemplated hereby and thereby. Guarantor has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered each agreement executed in connection herewith. This Agreement, and each agreement executed in connection herewith, constitutes legal, valid and binding obligations of Guarantor, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

          (2) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other person or entity not a party to this Agreement is necessary in connection with the execution, delivery and performance by Guarantor of this Agreement and each agreement executed in connection herewith or the consummation by Guarantor of the transactions contemplated hereby or thereby other than immaterial consents, authorizations, approvals, filings or registrations and those already obtained.

          (3) The execution, delivery and performance by Guarantor of this Agreement and its related agreements and the consummation by Guarantor of the transactions contemplated hereby and thereby do not and will not (i) violate any law applicable to Guarantor; or (ii) violate or conflict with any provision of any of the certificate of incorporation, bylaws or similar organizational instruments of Guarantor or any other material agreement or contract to which Guarantor is a party.

These representations and warranties shall survive closing and any termination of this Agreement.

     SECTION  13.  MISCELLANEOUS
                   -------------

     SECTION  13.1 Waivers and Amendments.  The provisions of this Agreement may
                   ----------------------
from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Guarantor and the Required Banks; provided, however, that no such amendment, modification or
                --------  -------
waiver:

               (1) which would modify any requirement hereunder that any particular action be taken by all Banks or by the Required Banks, shall be effective without the consent of each Bank;

               (2) which should extend the Commitment Expiration Date beyond August 26, 2001, which would otherwise substantially modify or waive the Commitment conditions in Section 2(c) hereof, which would materially and adversely modify any of the terms and conditions of the New Loans generally described on Schedule I hereto, or which would modify the No Default Acknowledgment to include within the scope of such acknowledgment the Guarantor's obligations in respect of the payment of interest, fees, expenses, or any other obligations except principal or to extend the stated Termination Date beyond December 31, 2003, shall be effective without the consent of each Bank;

               (3) which would extend the due date for, or reduce the amount of, any of the Fees, shall be effective without the consent of each Bank;

               (4) which would extend the due date for, or reduce the amount of, the obligations to make the Cash Collateral Deposits set forth in
          Section 5 hereof, shall be effective without the consent of each Bank; or

               (5) which would adversely affect the interests, rights, or obligations of the Administrative Agent (in such capacity) other than removal in accordance with Section 11.6 of the Existing Credit Agreement, shall be effective without the consent of the Administrative Agent.

     SECTION  13.2 Notices. All notices, requests and other communications to
                   -------
any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party at its address, facsimile or telex number set forth on the signature or acknowledgment pages hereof or such other address, facsimile or telex number as such party may hereafter specify for the purpose by written notice to the Administrative Agent and Guarantor. Each such notice, request or other communication shall be effective
(a) if given by facsimile or telex, when such facsimile or telex is transmitted to the facsimile or telex number specified in this Section and the appropriate answerback or other confirmation is received, (b) if given by mail, seventy-two
(72) hours after such communication is deposited and sent via certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section, provided, that notices to the Administrative
                                    --------
Agent shall not be effective until received by the Administrative Agent.

     SECTION  13.3  Indemnity. Without limiting in any manner whatsoever any of
                    ---------
the claims, rights, powers and remedies of the Administrative Agent and the Banks under any indemnity (including the indemnity set forth in Section 7.2 of the Existing Guaranty), Guarantor agrees to indemnify the Administrative Agent, D&O Collateral Agent, the Depositary Bank, each Bank, their affiliates and their respective directors, officers, employees, persons controlling or controlled by any of them or their respective agents, consultants, attorneys and advisors (the "Indemnified Parties") and hold each Indemnified Party harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which any of the Indemnified Parties may become subject whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Party), relating to or arising out of the Existing Credit Agreement, the Existing Guaranty, the other Loan Documents, any actual or proposed use of the proceeds of the Loans, any New Loans, this Agreement, any agreement executed in connection herewith (including, without limitation, the D&O Cash Collateral Agreement), the Plan, or any New Loan Documents; provided, that no Indemnified Party shall have the right to be
           --------  ----
indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations of the Borrowers and Guarantor provided for in this Section 13.3 shall survive the termination of the Existing Credit Agreement, the Existing

Guaranty, this Agreement, any agreement executed in connection herewith, and any New Loan Documents.

     SECTION 13.4   No Third Party Beneficiaries. This Agreement is solely for
                    ----------------------------
the benefit of the parties hereto (except solely to the extent that (a) CIHC shall be entitled to the benefits of the No Default Acknowledgment pursuant to the provisions hereof and (b) the Indemnified Parties shall be entitled to the benefits of Section 13.13 hereof), and no provision of this Agreement shall be deemed to confer upon any other third parties (including, without limitation, any Borrower, including with respect to any property of any Borrower pledged as collateral) any remedy, claim, liability, reimbursement, cause of action or other right (including, without limitation, any right to benefit from any forbearance on the part of the Administrative Agent and/or the Banks in the exercise of any right, power, or remedy in connection with, under or otherwise relating to the Existing Credit Agreement, any other Loan Document and/or applicable law).

     SECTION 13.5   Waivers. The failure of a party hereto at any time or times
                    -------
to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     SECTION 13.6   Remedies Cumulative. Consistent with, but not in limitation
                    -------------------
of, the provisions of this Agreement, this Agreement shall be limited to its terms and narrowly construed, and neither the Administrative Agent nor any Bank agrees to otherwise limit the exercise of any of its rights, powers or remedies against any Borrower (or his or her property), the Guarantor (or its property) and/or CIHC (or its property) under its respective guaranty, any other agreement or document, applicable law, or otherwise except as expressly set forth herein. Consistent with, but not in limitation of, the foregoing, the No Default Acknowledgment is to be limited solely to the payment of principal subject to the provisions hereof and in no manner shall be deemed to restrain or adversely affect in any manner whatsoever the claims, rights, powers, and remedies of the Administrative Agent and the Banks under the Existing Guaranty, the CIHC Guaranty, and/or applicable law with respect to any guarantor's obligations in respect of the payment of interest, fees, expenses, or any obligations other than principal. The rights, powers, and/or remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under law, in equity or otherwise except solely to the extent expressly set forth herein; it being the intent of the parties hereto that the Administrative Agent and the Banks are to have the maximum flexibility under any agreement and/or applicable law with respect to the exercise of any and/or all (or any combination of) such rights, powers, and/or remedies, including, without limitation, as to any Borrower and/or its property (including, without limitation, any property pledged as collateral to secure the obligations of any Borrower under the Existing Credit Agreement).

     SECTION 13.7   Entire Understanding. This Agreement and each agreement
                    --------------------
executed in connection herewith set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     SECTION 13.8   Expenses.  Without limiting in any manner any right of the
                    --------
Administrative Agent and the Bank to receive the reimbursement of the expenses (including, without limitation, attorneys' fees and expenses) under the Existing Credit Agreement and/or the Existing Guaranty, Guarantor agrees to pay and reimburse the Administrative Agent for all of its reasonable costs and expenses incurred in connection with the preparation and delivery of this Agreement (and any agreement executed in connection herewith), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

     SECTION 13.9   Effect of Agreement on Existing Credit Agreement. Consistent
                    ------------------------------------------------
with, but not in limitation of, the other provisions of this Agreement, nothing contained herein is intended as a present amendment to the Existing Credit Agreement or any other Loan Document or as agreement on the part of the Administrative Agent and the Banks to forebear in the exercise of any of its or their rights, powers, or remedies as to any Borrower (or any Borrower's property) under the Existing Credit Agreement, any other Loan Document to which any Borrower is a party (including any pledge agreement), and/or any applicable law, and the Existing Credit Agreement and any other Loan Document to which any Borrower is a party (including any pledge agreement) shall continue to be and remain in full force and effect, pending the execution and delivery of any New Loan Documents relating to such Borrower in accordance with the other provisions of this Agreement. Specifically, this Agreement shall not constitute under any circumstances an amendment, modification, or waiver of any provision of the Existing Credit Agreement or any Loan Document and shall not be construed as such under any circumstances or by any person or entity, including, without limitation, for the benefit of any of the Borrowers; it being acknowledged that the provisions relating to any Borrower herein (including those relating to the Commitment) are for the benefit of and may be enforced only by the Guarantor and not for or by any Borrower. Consistent with, but not in limitation of, the other provisions of this Agreement (including the foregoing provisions of this Section 13.9), each of the Administrative Agent and the Banks waive none of, but instead reserve all of, their respective rights, powers and remedies against any and all of the Borrowers (including against any of their respective property whether pledged as collateral or otherwise) under or in connection with the Existing Credit Agreement, any other Loan Document, and/or applicable law and, consistent with such express disclaimer of waiver and reservation of rights, shall be entitled (unless and until they enter into a binding, written agreement to the contrary), but not required, to exercise (in whatever manner, to whatever extent, at whatever time, and as often, seldom, or not at all, as it may choose in its sole and absolute discretion) any and/or all (or any combination) of such rights, powers, and/or remedies against any and/or all (or any combination) of the Borrowers and/or any of their property (including any property pledged as collateral under any pledge agreement), all as if this

Agreement had never been executed and delivered by the parties hereto (but as if any and all of such other agreements and instruments had been executed and delivered by the pertinent parties thereto).

     SECTION 13.10  GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER
                    -------------
AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. ALL OBLIGATIONS OF THE GUARANTOR AND RIGHTS OF THE ADMINISTRATIVE AGENT AND THE BANKS IN RESPECT OF THE OBLIGATIONS OR LIABILITIES EXPRESSED HEREIN SHALL BE IN ADDITION TO AND NOT IN LIMITATION OF THOSE PROVIDED BY APPLICABLE LAW.

     SECTION 13.11  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. When counterparts executed by all the parties shall have been lodged with the Administrative Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Administrative Agent shall have received telegraphic, facsimile, telex or other written confirmation from such Bank of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the Effective Date hereof, and at such time the Administrative Agent shall notify the Borrowers and each Bank.

     SECTION 13.12  SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE
                    -------------------------------------------
ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR (A) HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF ILLINOIS OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY, AND THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT, AND (B) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANOTHER PARTY OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED HEREBY, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 13.12. THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT OR THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY ACTION OR PROCEEDING (WHETHER BROUGHT BY ANY BORROWER, GUARANTOR, THE ADMINISTRATIVE AGENT, ANY BANK, OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 13.12 AS WELL AS ANY RIGHT IT OR THEY MAY NOW OR HEREAFTER HAVE TO REMOVE ANY SUCH ACTION OR

PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON
                                                               ----- ---
CONVENIENS OR OTHERWISE.  THE ADMINISTRATIVE AGENT, EACH BANK AND GUARANTOR
----------
AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     SECTION 13.13  Successors and Assigns. This Agreement shall be binding upon
                    ----------------------
and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Guarantor may not assign or
                        --------  -------
transfer its rights or obligations under this Agreement or any other document contemplated hereby without the prior written consent of all Banks. Nothing contained herein shall limit the rights of the Banks to make assignments or grant participations subject to the provisions of Section 12 of the Existing Credit Agreement; provided, however, that any such assignments and
                  --------  -------
participations insofar as such assignees' rights against or obligations to the Guarantor (including the Guarantor's rights with respect to the Extension Commitment) and CIHC shall be subject to the provisions of this Agreement

     SECTION 13.14  Interpretation. The headings preceding the text of Articles
                    --------------
and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any person or entity includes such person's or entity's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a person or entity in a particular capacity excludes such person or entity in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement. All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall clearly otherwise require. In the computation of periods of time in this Agreement from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." This Agreement and the other documents relating to this Agreement are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, Guarantor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

     SECTION 13.15  WAIVER OF JURY TRIAL. GUARANTOR, THE ADMINISTRATIVE AGENT
                    --------------------
AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER DOCUMENT CONTEMPLATED HEREBY OR ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                           *          *           *


                           [Signature Pages Follow]

     Executed as of the date and year first written above.

                                         GUARANTOR:

                                         CONSECO, INC.


                                         By: /s/ Thomas M. Hagerty
                                         Name: Thomas M. Hagerty
                                         Title: Acting Chief Financial Officer


Notice Address:

11825 N. Pennsylvania Street
Carmel, IN 46032
Attention: David Herzog
Telephone: (317) 817-5031
Facsimile: (317) 817-6327

with a copy to

Weil, Gotshal & Manges LLP
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
Attention: Angela L. Fontana, Esq.
Telephone: (214) 746-7000
Facsimile: (214) 746-7700

                                    ADMINISTRATIVE AGENT:

                                    BANK OF AMERICA, NATIONAL
                                    ASSOCIATION


                                    By:
                                    Name:
                                    Title:



Notice Address:

231 South LaSalle Street
Chicago, Illinois 60697
Attention: Debra Basler
Telephone: (312) 828-2345
Facsimile: (312) 987-0889

with a copy to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603
Attention: Thomas S. Kiriakos, Esq.
           William C. Tompsett, Esq.
Telephone: (312) 782-0600
Facsimile: (312) 701-7711

                                    BANKS:

                                    BANK OF AMERICA, N.A.


                                    By:
                                    Name:
                                    Title:


                                    Lending Office

                                    Address: 231 S. LaSalle Street
                                    Chicago, IL 60697
                                    Attention: Debra Basler
                                    Telephone: (312) 828-____
                                    Facsimile: (312) ________


                                    Notice Address:

                                    Address: 231 S. LaSalle Street
                                    Chicago, IL 60697
                                    Attention: ______________
                                    Telephone:  (312) _________
                                    Facsimile: (312) __________

                                    FIRST UNION NATIONAL BANK


                                    By:
                                    Name:
                                    Title:


                                    Lending Office:

                                    Address: 301 South College Street
                                    One First Union Center, 5th FL
                                    Attention: Robert C. Mayer, Jr.
                                    Telephone: (704) 374-6628
                                    Facsimile: (704) 383-7611


                                    Notice Address:
                                    Address: 301 S. College Street
                                    One First Union Center, 5th FL
                                    Attention: Lisa Mowery
                                    Telephone: (704) 383-0558
                                    Facsimile: (704) 383-7611

                                        FLEET NATIONAL BANK


                                        By:
                                        Name:
                                        Title:


                                        Lending Office:

                                        Address: 777 Main Street, MSN 250
                                        Hartford, CT 06115
                                        Attention: Mildred Chavarria Jones
                                        Telephone: (860) 986-5600
                                        Facsimile: (860) 986-1264


                                        Notice Address:

                                        Address:
                                        Attention:
                                        Telephone:
                                        Facsimile:

                                        DEUTSCHE BANK AG


                                        By:
                                        Name:
                                        Title:


                                        Lending Office:

                                        Address: 31 W. 52nd Street
                                        New York, NY 10019
                                        Attention: Susan Maros
                                        Telephone: (212) 474-8104
                                        Facsimile: (212) 474-8108


                                        Notice Address:

                                        Address:
                                        Attention:
                                        Telephone:
                                        Facsimile:

                                        SUN TRUST BANK


                                        By:
                                        Name:
                                        Title:


                                        Lending Office:

                                        Address: 200 South Orange Ave., O-1043
                                        Orlando, FL 32802
                                        Attention: Chris Black
                                        Telephone: (407) 237-2467
                                        Facsimile: (407) 237-6894


                                        Notice Address:

                                        Address:
                                        Attention:
                                        Telephone:
                                        Facsimile:

                                        GENERAL ELECTRIC CAPITAL
                                         CORPORATION


                                        By:
                                        Name:
                                        Title:


                                        Lending Office

                                        Address:
                                        Attention:
                                        Telephone:
                                        Facsimile:


                                        Notice Address:

                                        Address:
                                        Attention:
                                        Telephone:
                                        Facsimile: